Exhibit 10.1

AMENDMENT
TO
2000 STOCK INCENTIVE PLAN

WHEREAS, Strategic Diagnostics Inc. (the “Company”), maintains the 2000 Stock Incentive Plan (the “Plan) in order to encourage and enable the officers, employees, directors, consultants and advisors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company; and

WHEREAS, the Board of Directors and the stockholders of the Company have approved amendments to the Plan (the “Amendment”) (i) to increase the maximum number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan by two million (2,000,000) shares of Common Stock.

NOW THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1.             Effective as of the date hereof, the first paragraph of Section 3 of the Plan is hereby amended, in its entirety, to read as follows:

“Shares Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan is 8,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.”

2.             In all respects not amended by this Amendment, the Plan is hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the appropriate officer of the Company has executed this Amendment, effective as of May 17, 2011.

STRATEGIC DIAGNOSTICS INC.

By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer